Exhibit 10.1
First Amendment to
Third Amended And Restated Plasticizers Production Agreement
          This First Amendment to Third Amended and Restated Plasticizers Production Agreement (this “Amendment”) dated effective as of July 1, 2009 is by and between Sterling Chemicals, Inc., a Delaware corporation (“Sterling”), and BASF Corporation, a Delaware corporation (“BASF” and, together with Sterling, the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Existing Agreement referred to below.
Preliminary Statements
1.	The Parties are parties to that certain Third Amended and Restated Plasticizers Production Agreement dated as of April 1, 2008 (the “Existing Agreement”).

2.	The Parties desire to amend the Existing Agreement in certain respects.
          Now, Therefore, in consideration of the premises and the mutual covenants contained herein and in the Existing Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
          Section 1. Amendment of Section 1.01 of the Existing Agreement. Section 1.01 of the Existing Agreement is hereby amended by amending the definition of Bulk Storage Tanks contained therein to read in its entirety as follows:
     “Bulk Storage Tanks” means the bulk storage tanks at the Site that have historically been used in connection with the storage of Raw Materials and Products numbered 53T703, 56T13-1, 56T13-2, 56T13-4, 56T501-1, 56T501-2, 56T502, 56T503, 56T504, 56T505, 56T506, 56T507, 56T803-1, and 56T803-2.
          Section 2. Amendment of Section 1.01 of the Existing Agreement. Section 1.01 of the Existing Agreement is hereby amended by amending the definition of Esters Facility Fee contained therein by replacing the amount “$*****” appearing therein with the amount “$*****”.
          Section 3. Amendment of Section 2.01(b) of the Existing Agreement. Section 2.01(b) of the Existing Agreement is hereby amended by amending the first sentence thereof to read in its entirety as follows:

Subject to the terms and conditions of this Agreement, BASF may nominate volumes for each Product and determine the total Product mix in its sole discretion; provided, however, that BASF may only nominate ***** in any given Month.
          Section 4. Amendment of Section 2.01(e) of the Existing Agreement. Section 2.01(e) of the Existing Agreement is hereby amended by amending the second sentence thereof to read in its entirety as follows:
In the event that BASF desires to produce more than ***** in the Esters Unit in any given Month, the Parties will negotiate in good faith appropriate increases in the Threshold Fixed Costs Amount, the Allocated Fixed Costs Amount and the impact on any calculation of Cost Savings, and, in the absence of agreement on such matters, Sterling shall not be required to produce such additional Products.
          Section 5. Addition of Section 3.10 to the Existing Agreement. A new Section 3.10 is hereby added to Article III of the Existing Agreement to read in its entirety as follows:
          Section 3.10. Storage Tank 56T506. During the period commencing on mechanical completion of the 56T506 Project (as defined below) and continuing thereafter until the expiration or termination of this Agreement, Sterling shall use storage tank 56T506 (“Tank 56T506”), having an approximate capacity of ***** gallons, for the storage of *****or another phthalate ester product selected by BASF that complies with Sterling’s existing operating permit limitations. Beginning in January of 2010, Sterling shall implement a project (the “56T506 Project”) for the conversion of Tank 56T506 to phthalate esters product service. BASF will reimburse Sterling for ***** associated with the 56T506 Project, including its actual out-of-pocket expenses for the 56T506 Project which are currently estimated at $*****; provided, however, that (a) in the event that **** for all purposes of this Agreement and (b) in the event that ***** for all purposes of this Agreement. Sterling shall invoice BASF on a monthly basis for ***** and BASF shall pay the amount reflected in each such invoice within 15 days after the date of such invoice. Notwithstanding anything to the contrary contained in this Agreement, except as expressly provided for in this Section 3.10, BASF shall not be obligated to reimburse Sterling for any Capital Project or Capital Expenditure associated with Tank 56T506, even if Sterling deems that such Capital Project or Capital Expenditure is necessary.
          Section 6. Amendment of Exhibit B of the Existing Agreement. Exhibit B of the Existing Agreement is hereby amended by removing therefrom the entire row for the Category listed as ****** therein.
          Section 7. Effect of Amendment. Except as amended and modified by this Amendment, the Existing Agreement shall continue in full force and effect. The Existing Agreement and this Amendment shall be read, taken and construed as one and the same instrument. Upon the effectiveness of this Amendment, each reference in the Existing Agreement to “this Agreement” shall mean and be a reference to the Existing Agreement as amended hereby.

          Section 8. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Parties and their respective successors and permitted assigns.
          Section 9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.
          Section 10. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the Parties agree that (a) the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein and (b) Parties shall substitute a valid, lawful and enforceable provision, with economic effects that are as equivalent as reasonably possible, for such invalid, unenforceable or void part or parts of this Amendment.
          Section 11. Governing Law. This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of New Jersey, Without Reference to Principles of Conflicts of Law.
          Section 12. Entire Agreement. This Amendment and the Existing Agreement set forth all of the promises, agreements, conditions, understandings, warranties and representations between the Parties with respect to the matters cover hereby, and supersede all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise. There are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between the Parties concerning the subject matter hereof or thereof except as set forth herein or therein.
          In Witness Whereof, the Parties have executed this Amendment effective as of the date first written above.

Sterling Chemicals, Inc.	BASF Corporation

By:	By:
Printed Name:	Printed Name:
Title:	Title: